EX-28.a.2

DIMENSIONAL INVESTMENT GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and/or 2-208.1 of the Maryland General Corporation Law (the “MGCL”), to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The total number of shares of capital stock which the Corporation is authorized to issue is Fifteen Billion (15,000,000,000) shares of capital stock, with a par value of One Cent ($0.01) per share, for an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000). Currently, the Corporation’s authorized Shares have been designated and classified into the following ten Series, and such Series have been subdivided into the following Classes:

Series	Classes	Number of Shares
DFA International Value Portfolio		1,500,000,000
	Institutional Class	1,500,000,000

DFA International Value Portfolio III		500,000,000
	Institutional Class	500,000,000

U.S. Large Cap Value Portfolio III		700,000,000
	Institutional Class	700,000,000

DFA Two-Year Fixed Income Portfolio		300,000,000
	Institutional Class	300,000,000

DFA Two-Year Government Portfolio		300,000,000
	Institutional Class	300,000,000

Emerging Markets Portfolio II		300,000,000
	Institutional Class	300,000,000

Series	Classes	Number of Shares

U.S. Large Company Portfolio		900,000,000
	Institutional Class	900,000,000

Global Equity Portfolio		700,000,000
	Institutional Class	700,000,000

Global Allocation 60/40 Portfolio		500,000,000
	Institutional Class	500,000,000

Global Allocation 25/75 Portfolio		300,000,000
	Institutional Class	300,000,000

In addition, 9,000,000,000 Shares remain unallocated and undesignated.

SECOND: The Board of Directors of the Corporation has adopted resolutions classifying and allocating Five Hundred Million (500,000,000) of the unallocated and unissued shares of capital stock with a par value of One Cent ($0.01) per share to the class of shares designated “ETF Class” of the Series designated as “U.S. Large Company Portfolio.”

THIRD: Following the aforesaid classifications, allocations, and designations, the Corporation has the authority to issue Fifteen Billion (15,000,000,000) shares of capital stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000), which shares of capital stock have been designated and classified into the following ten Series, and such Series have been subdivided into the following Classes:

Series	Classes	Number of Shares
DFA International Value Portfolio		1,500,000,000
	Institutional Class	1,500,000,000

DFA International Value Portfolio III		500,000,000
	Institutional Class	500,000,000

Series	Classes	Number of Shares

U.S. Large Cap Value Portfolio III		700,000,000
	Institutional Class	700,000,000

DFA Two-Year Fixed Income Portfolio		300,000,000
	Institutional Class	300,000,000

DFA Two-Year Government Portfolio		300,000,000
	Institutional Class	300,000,000

Emerging Markets Portfolio II		300,000,000
	Institutional Class	300,000,000

U.S. Large Company Portfolio		1,400,000,000
	Institutional Class	900,000,000
	ETF Class	500,000,000

Global Equity Portfolio		700,000,000
	Institutional Class	700,000,000

Global Allocation 60/40 Portfolio		500,000,000
	Institutional Class	500,000,000

Global Allocation 25/75 Portfolio		300,000,000
	Institutional Class	300,000,000

In addition, 8,500,000,000 Shares remain unallocated and undesignated.

FOURTH:  The shares of capital stock designated, allocated and classified pursuant to these Articles Supplementary shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in the Charter of the Corporation.

FIFTH:  The shares aforesaid have been duly classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation and, to the extent applicable, in accordance with Sections 2-105(c), 2-208 and/or 2-208.1 of the MGCL.

SIXTH:   These Articles Supplementary shall become effective upon filing.

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IN WITNESS WHEREOF, Dimensional Investment Group Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 6th day of January, 2026; and its Vice President acknowledges that these Articles Supplementary are the act of Dimensional Investment Group Inc., and she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:		DIMENSIONAL INVESTMENT GROUP INC.

By:	/s/ Ryan P. Buechner	By:	/s/Carolyn S. Lee
	Ryan P. Buechner, Assistant Secretary		Carolyn S. Lee, Vice President